As filed with the Securities and Exchange Commission on January 25, 1995.
                                                   Registration No. 33-56981

              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549
                       ________________
                           FORM S-3/A
                    REGISTRATION STATEMENT
                             Under
                  THE SECURITIES ACT OF 1933
                       ________________

                      IES INDUSTRIES INC.
      (Exact Name of Registrant as Specified in Charter)

               IOWA                             42-1271452
     (State of Incorporation)                  (IRS Employer
                                           Identification Number)

                           IES Tower
                     200 First Street S.E.
                         P.O. Box 351
                   Cedar Rapids, Iowa 52406
                        (319) 398-4411
 (Address, Including Zip Code, and Telephone Number, Including
    Area Code, of Registrant's Principal Executive Offices)

                     Stephen W. Southwick
               Vice President, General Counsel &
                           Secretary
                      IES Industries Inc.
                     200 First Street S.E.
                   Cedar Rapids, Iowa 52401
                        (319) 398-8147
   (Name, Address, Including Zip Code, and Telephone Number,
          Including Area Code, of Agent for Service)

     Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are
being offered pursuant to dividend or interest reinvestment
plans, please check the following box.   /_/

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /_/

     As permitted by Rule 429 under the Securities Act of 1933, the prospectus related to this Registration Statement also covers securities registered under the Form S-3 Registration Statement (File No. 33-57090). As of January 25, 1995, 1,065,861 shares remain available for sale under this Registration Statement.
                        _______________
                CALCULATION OF REGISTRATION FEE

                                        Proposed    Proposed
                                        Maximum     Maximum
                                        Offering    Aggregate     Amount of
Title of Securities     Amount to be    Price Per   Offering      Registration
to be Registered        Registered      Share       Price         Fee
                                        [1]         [1]           [1]

Common Stock (without
par value) [2]          400,000         25.56       $10,224,000   $3,526


________________________________________
1. Pursuant to Rule 457(h) and Rule 457(c), the proposed maximum offering price per share, proposed maximum aggregate offering price and the registration fee are based on the average of the high and low price for IES Industries Inc. Common Stock as reported on the New York Stock Exchange for December 16, 1994.

2. The Registration Statement also pertains to rights to purchase 1/100ths of one share of Series A Cumulative Preferred Stock of the Registrant (the "Rights"). Until the occurrence of certain prescribed events the Rights are not exercisable, are evidenced by the certificates for IES Industries Inc. Common Stock and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Common Stock held subject to adjustment pursuant to antidilution provisions.

The Registrant hereby amends this Registration Statement to state that the Registration Statement shall become effective on January 27, 1995 or as soon as practicable thereafter on such date as the Commission acting pursuant to said Section 8(a), may determine and hereby requests that the Commission accelerate the effectiveness of this Registration Statement under said Section 8(a).

                      IES INDUSTRIES INC.

                           IES Tower
                     200 First Street S.E.
                   Cedar Rapids, Iowa 52401
                        (319) 398-7755

         Dividend Reinvestment and Stock Purchase Plan

                       1,465,861 Shares
                         Common Stock
                         No Par Value

       The Dividend Reinvestment and Stock Purchase Plan ("Plan") of IES Industries Inc. (the "Company") provides individual investors with a variety of services, including (1) automatic reinvestment of Dividends paid on Shares of IES Industries Inc. Common Stock ("Common Stock"), (2) a means of making Optional Cash Payments of up to $120,000 per annum, (3) a free custodial service for depositing Common Stock certificates with the Plan Administrator for safekeeping, (4) the ability to sell Shares of Common Stock through the Plan and (5) the ability for Customers of IES Utilities Inc. to purchase their initial Plan Shares directly from the Company.

      The Company's Common Stock is listed on the New York Stock Exchange. The ticker symbol of the Company is "IES
Ind". No brokerage commissions, fees or service charges will be charged to participants for purchases made under the Plan. The Shares purchased under the Plan will either be original issue Shares or, at the option of the Company, Shares purchased in the open market.

     The price of Common Stock purchased under the Plan (a) if purchased on the open market or by negotiated transaction, or
(b) if original issue Shares, will be 100% of the average of the high and low sales prices of the Shares of Common Stock of the Company on the Investment Date (excluding brokerage fees) as defined herein, on the New York Stock Exchange Composite Tape as reported in the Midwest Edition of the Wall Street Journal or, if the New York Stock Exchange is not open for trading on such date, the next day on which the New York Stock Exchange is open for trading. All shares purchased under the Plan will be registered with the Securities and Exchange Commission whether purchased on the open market or original issue.

     All terms and conditions governing the Plan are contained in this Prospectus. It is suggested that this Prospectus be retained for future reference.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       The date of this Prospectus is January 27, 1995.


 IES Industries Inc. Dividend Reinvestment and Stock Purchase
                             Plan

                       TABLE OF CONTENTS

Available Information                                               2
Incorporation Of Certain Documents By Reference                     3
Dividend Reinvestment And Stock Purchase Plan                       4
1.   What Is The Purpose Of The Plan?                               4
2.   Who Administers The Plan?                                      5
3.   How Do I Enroll In The Plan?                                   5
4.   Do I Already Have To Own Shares Of Company Stock To Join
       The Plan?                                                    6
5.   How Do I Sign Up For Different Options Under The Plan?         6
6.   How Do I Make Optional Cash Payments Into My Plan
       Account?                                                     6
7.   When Does Participation In The Plan Begin?                     7
8.   When Are Shares Purchased By The Administrator?                7
9.   How Is The Purchase Price Of Shares Determined?                7
10.  Will I Receive A Statement On My Plan Account?                 7
11.  Will I Receive Stock Certificates For Shares Purchased
       Through The Plan?                                            8
12.  Will The Company Safekeep The Certificates For Me?             8
13.  What Are My Options Under The Plan To Purchase Common
       Stock?                                                       8
14.  What Are My Plan Options?                                      9
15.  May I Change My Plan Options?                                  9
16.  How Do I Sell My Shares?                                       9
17.  How Do I Discontinue Reinvesting My Dividends?                 9
18.  How Do I Terminate My Participation In The Plan?              10
19.  What Happens If The Company Has A Rights Offering,
       A Stock Split Or Pays A Dividend?                           10
20.  How Will Shares Held Under The Plan Be Voted At Meetings
       Of Shareholders?                                            10
21.  What Is The Responsibility Of The Company and
       Administrator?                                              10
22.  May The Plan Be Changed?                                      11
Federal Income Tax Consequences                                    11
Indemnification                                                    11
Legal Opinion and Experts                                          11

                     Available Information

      IES Industries Inc. (the "Company" or "IES") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, or at the Regional Offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 75 Park Place, 14th Floor, New York, New York 10007. Copies of such material can also be obtained from the Commission at prescribed rates. Written requests for such material should be addressed to the Public Reference Section, Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information can also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which exchange the Company's Common Stock is listed.

      The Company has filed with the Commission a Registration Statement with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information in the Registration Statement and in the exhibits and schedules thereof. For further information, reference is made to the Registration Statement and to the exhibits and schedules filed therewith, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such documents may also be obtained from the Commission at prescribed rates.
                    _______________________

      No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer of any securities other than the registered securities to which it relates, or an offer to any person in any jurisdiction where such offer would be unlawful. The delivery of the Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.
                    _______________________

        Incorporation Of Certain Documents By Reference

       The  following  documents  filed  with  the  Commission
pursuant  to  the  Exchange  Act  are  incorporated  in   this
Prospectus by reference:

      1. the Company's Annual Report on Form 10-K for the year ended December 31, 1993;

      2. the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30,1994 and September 30, 1994;

      3. the description of the Company's Common Stock contained in the IE Industries Inc.'s
           Registration Statement on Form 8-B filed June 20, 1986, as amended;

      4. the description of the share purchase rights associated with the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed November 13, 1991, as amended; and

     All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14 or 15 (d) of the Exchange Act and prior to the termination of the offering of the Common Stock hereby offered shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof. Such documents, and the documents listed above, as hereinafter referred to as "Incorporated Documents", provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13, 14 or 15 (d) of the Exchange Act prior to the filing of the Company's next Annual Report or Form 10-K with the Commission shall not be incorporated by reference in this prospectus or be a part hereof from and after any such filing of an Annual Report on Form 10-K.

      Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The information relating to the Company contained in this Prospectus summarizes, is based upon, or refers to, information and financial statements contained in one or more Incorporated Documents; accordingly, such information contained herein is qualified in its entirety by reference to Incorporated Documents and should be read in conjunction therewith.

     The Company will provide without charge to each person to whom a copy of the Prospectus has been delivered, upon written or oral request of any such person, a copy of any or all of the Incorporated Documents, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to IES Industries Inc., Shareholder Services, IES Tower, 200 First Street SE, Cedar Rapids, Iowa 52401 Telephone: (319) 398-7755 or 1-800-247-9785.

                      IES INDUSTRIES INC.

         Dividend Reinvestment and Stock Purchase Plan

                           THE PLAN

     The Plan consists of the following definitions and 22 numbered questions and answers.

Definitions

     The following defined terms shall have the meanings set forth in this Section:

"Administrator" means the Shareholder Services Department of
IES Industries Inc.

"Common Stock" means the common stock, no par value, of IES
Industries Inc.

"Company" or "IES" means IES Industries Inc., an Iowa corporation.

"Customer" means IES Utilities Inc.'s residential and farm utility customers.

"Dividend" means any cash dividends, as declared from time to time, on the Common Stock payable to holders of record on the Dividend Record Date.

"Dividend Payment Date" means the date on which Dividends are payable on the Company's Common Stock.

"Dividend Record Date" means the date on which a person or entity must be a registered shareholder of Common Stock in order to receive dividends.

"Initial Investment" means the first investment a Participant makes in the Plan.

"Investment Date" means: (a) with respect to reinvested Dividends, the Dividend Payment Date; and (b) with respect to Optional Cash Payments and Initial Investments, the first business day of the month following receipt of such Optional Cash Payments or Initial Investments.

"Optional Cash Payment" means a periodic cash investment for the purchase of Common Stock under the Plan.

"Participant" means a person participating in the Plan.

"Plan" means the Company Dividend Reinvestment and Stock
Purchase Plan.

"Safekeeping" means depositing your Common Stock certificates into your Plan account under the Share Safekeeping Service for protection from loss, theft or destruction.

"Plan Shares" means the shares of Common Stock held by the Company in a Participant's Plan account.

1.   What Is The Purpose Of The Plan?

     The purpose of the Plan is to provide Participants with a simple and convenient method of purchasing Shares of the Company's Common Stock and to enable shareholders of record to invest their quarterly Dividends or to make Optional Cash Payments, or both, thereby increasing their ownership of Shares of Common Stock, without payment of any brokerage commission or service charge.

     Purchases of original issue Common Stock under the Plan will provide the Company with funds which will be applied toward general corporate purposes, including investments in the Company's subsidiaries to finance capital expenditures and investment programs.

2.   Who Administers The Plan?

     The Company, through the Administrator, administers the Plan, keeps records, sends statements and issues Shares of Common Stock from the Company as agent for the Participants in the Plan. The Administrator will keep a continuous record for each Participant of purchases of Common Stock on behalf of such Participant, and the Administrator will send to each Participant a statement of account for each month in which a transaction takes place. An independent broker, not an affiliate of the Company, designated by the Administrator will make purchases and sales of Shares for the Plan in the open market. Subject to applicable securities laws and certain limitations, the independent broker shall have full discretion as to the timing of, and all matters relating to, purchases and sales of Shares for the Plan. The Company believes that its serving as Administrator rather than a registered broker-dealer or a federally insured banking institution poses no material risks to Participants.

     All notices and correspondence concerning the Plan should be directed to:

          IES Industries Inc.
          Shareholder Services
          P.O. Box 351
          Cedar Rapids, Iowa 52406
          Telephone: (319) 398-7755 or 1-800-247-9785

     If by overnight courier, registered mail or personal delivery, to:

          IES Industries Inc.
          IES Tower
          Shareholder Services
          200 First Street SE
          Cedar Rapids, Iowa 52401

     You should include in all correspondence your name, shareholder account number, address, telephone number during business hours and your Taxpayer Identification Number or Social Security Number to facilitate a prompt response.

     Notices will be directed to each Participant at the last address of record. If you change your address, please notify
Shareholder Services in writing immediately.

     All administrative costs of the Plan will be paid by the Company.

3.   How Do I Enroll In The Plan?

     If you are currently a common shareholder of record, but not a Participant, you may enroll in the Plan at any time by signing and returning an Authorization Card. If you are a beneficial owner of Common Stock whose Shares are registered in names other than your own (e.g., broker),in order to become eligible to participate in the Plan, you must become a shareholder of record by having your Shares transferred into your name.
To do so, you should contact the broker holding the Shares and arrange to withdraw those Shares in certificate form. Those certificates could then be deposited with the Company under the Plan Share Safekeeping Service, described below in Question 12. Beneficial owners can participate in the Plan by making arrangements through a trustee or bank nominee.

     The Company reserves the right to exclude any person from participation in the Plan upon giving notice of such exclusion by registered mail sent to such person's address as reflected on the Company's records. In addition, if it appears to the Company that any person is using or contemplating the use of the optional cash payment investment mechanism in a manner or with an effect that, in the sole judgment and discretion of the Company, is not in the best interests of the Company or its other shareholders, then the Company may decline to issue all or any portion of the Shares of Common Stock for which any optional cash payment by or on behalf of such Participants is tendered. Such optional cash payment (or the portion thereof not to be invested in Shares of Common Stock) will be returned by the Company as promptly as practicable, without interest.

4.    Do I Already Have To Own Shares Of Company Stock To Join
      The Plan?

     If you are not a shareholder of record but are a Customer of IES Utilities Inc., you may join the Plan by completing and signing a Direct Purchase Form and returning it together with an initial payment of not less than $50, which will be used to make an investment in Common Stock for your Plan account. Upon acceptance of your cash payment, you will become a Participant under the Plan.

5.   How Do I Sign Up For Different Options Under The Plan?

      You may choose from a variety of services and options under the Plan, including (1) automatic reinvestment of Dividends paid on Shares of Common Stock, (2) Optional Cash Payments of up to $120,000 per annum, (3) a free custodial service for depositing Common Stock certificates with the Plan Administrator for safekeeping, (4) the ability to sell Shares of Common Stock through the Plan and (5) the ability to purchase your initial Plan Shares directly from the Company if you are a Customer of IES Utilities Inc.

     The Authorization Card is how you indicate to the Company which Dividend and Optional Cash Payment options you have chosen for your Plan account. The Authorization Card directs the Company, as Administrator of the Plan, of your Plan choices, including 1) automatic reinvestment of Dividends paid on Shares of Common Stock, (2) the option to receive a check or electronic deposit or to reinvest all or part of any Dividend or (3) Optional Cash Payments of up to $120,000 per annum.

      The Safekeeping Deposit Form is used to sign up for the free custodial service for depositing Common Stock certificates with the Plan Administrator for Safekeeping. The Direct Purchase Form is used to purchase your initial Plan Shares directly from the Company if you are a Customer of IES Utilities Inc. If you wish to sell Shares of Common Stock through the Plan, please refer to Question 16.

     BY SIGNING THE AUTHORIZATION CARD, SAFEKEEPING DEPOSIT
FORM OR DIRECT PURCHASE FORM, YOU ARE ACKNOWLEDGING THAT YOU
RECEIVED A PLAN PROSPECTUS AND THAT YOU AGREE TO THE TERMS AND
CONDITIONS CONTAINED THEREIN.

6.    How  Do  I  Make  Optional Cash Payments  Into  My  Plan
      Account?

     Once you are enrolled in the Plan, you may purchase additional shares using the Plan's optional cash payment feature. The only restrictions that apply to making these investments are that they be made in amounts of not less than $25 per payment and that the initial Optional Cash Payment be accompanied by a signed Authorization Card. Optional Cash Payments are subject to an annual limitation of $120,000. The Company reserves the right to review and accept any Optional Cash Payments in excess of $120,000 per annum.

     The Administrator will invest your payment on the next Investment Date, provided it is received no later than 12:00 noon on the Investment Date. The Administrator will commingle your payment with those of other participants and apply them to the purchase of additional Shares of Common Stock.

     As is the case with Initial Investments, the Company will not pay interest on any Optional Cash Payments received and held by the Company for investments under the Plan and payments do not earn Dividends prior to their investment.

     Upon written request, the Company will refund your Initial Investment or any Optional Cash Payment, provided your request is received by the Company at least two business days prior to the pertinent Investment Date. Refunds will be made within ten business days.

     All Optional Cash Payments must be made by check for U.S.
dollars, be drawn on a U.S. bank payable to IES Industries
Inc., and are subject to collection by the Company of the full face value in U.S. funds.

7.   When Does Participation In The Plan Begin?

     If the Authorization Card is received by the Administrator no later than five (5) business days prior to Dividend Record Date for a Common Stock Dividend payment (Dividend Payment Dates for the Company's Common Stock are normally the first days of January, April, July and October), the Administrator's purchase of Common Stock with Dividends on behalf of a participant will be effected normally on such Dividend Payment Date or, if the New York Stock Exchange is not open for trading on such date, the next day on which the New York Stock Exchange is open for trading.

     If the Authorization Card is received by the Administrator after the Dividend Record Date for a Dividend payment, the Administrator's reinvestment of Dividends on behalf of a participant will not be effected until the following Dividend Payment Date.

     Any Optional Cash Payments submitted with the
Authorization Card will be invested on the next Investment
Date as described in Question 8.

8.   When Are Shares Purchased By The Administrator?

     The dates on which the Administrator will purchase Common
Stock with reinvested Dividends or Optional Cash Payments are referred to herein as "Investment Date."

     The Investment Date for the reinvestment of cash Dividends will normally be the Dividend Payment Date or, if the New York Stock Exchange is not open for trading on such date, the next day on which the New York Stock Exchange is open for trading. The Investment Date for the investment of Optional Cash Payments will be the first day on which the New York Stock Exchange is open for trading in each month. Optional Cash Payments received no later than 12:00 noon on the Investment Date will be invested on the Investment Date. Optional Cash Payments received after 12:00 noon on the Investment Date will be held until the Investment Date in the following month.

     No interest will be paid on such Optional Cash Payments held in this manner. No such Optional Cash Payments will be held by the Company for more than 35 days.

     Upon written request, the Company will refund your Initial Investment or any Optional Cash Payment, provided your request is received by the Company at least two business days prior to the pertinent Investment Date. Refunds will be made within ten business days.

9.   How Is The Purchase Price of Shares Determined?

     The price you pay for purchased Shares

     A.   if purchased on the open market or by negotiated transaction; or

     B.   if purchased from the Company (original issue Shares);

     will be 100% of the average of the high and low sales prices of the Shares of Common Stock of the Company on the Investment Date (excluding brokerage fees). The decision of the Company as to whether open market or original issue shares will be used will be based upon current business and financial conditions.

     No brokerage fees will be paid by Participants in connection with purchases of Common Stock through the Plan.

Participants should recognize that the Company cannot provide any assurance of profit or protection against loss on any Shares purchased under the Plan. Participants bear the market risk associated with fluctuations in the price of Common Stock.

10.  Will I Receive A Statement On My Plan Account?

     If you are reinvesting your Dividends or making an Optional Cash Payment, you will receive a statement of account from the Administrator after each month in which a transaction
is made.   The detailed statement will be mailed to you
indicating, among other things, the number of Shares purchased and the average cost per share. These statements are your continuing record of the cost of your purchases and should be retained for income tax purposes. You will also receive the same communications as every other shareholder, including the Company's Annual Report, Notice of Annual Meeting and Proxy Statement. The Administrator will provide you with the necessary Internal Revenue Service information for reporting Dividends on Shares in your Plan account.


11.   Will  I Receive Stock Certificates For Shares  Purchased
      Through The Plan?

     All Shares purchased on your behalf through the Plan will be held by the Administrator in book-entry form. You can, however, at any time and without charge, obtain a certificate for all or part of the whole Shares credited to your Plan account by making a request in writing to the Company.

12.  Will The Company Safekeep The Certificates For Me?

     Your stock certificates are valuable documents representing your investment and ownership in IES Industries Inc. They should be kept in a secure place where they will be protected from loss, theft or destruction. The Plan's Share Safekeeping Service provides for such protection for your Company common stock certificates by allowing you to deposit all the certificates for Common Stock held by you with the Administrator for safekeeping. The Share Safekeeping Service keeps your Common Stock on deposit in your Plan account at no cost to you.

     At the time you enroll in the Plan, or at any later time, Participants may use the Plan's Share Safekeeping Service to deposit all Company Common Stock certificates in your possession with the Company. Shares deposited will be transferred into the name of the Company or its nominee and credited to your account under the Plan. Certificates deposited with the Administrator for safekeeping are treated in the same manner as Shares purchased through the Plan, and may be conveniently and efficiently sold or transferred through the Plan.

     If you wish, the Plan's Share Safekeeping Service may be used while continuing to receive Dividends paid by check or electronic deposit on your entire holdings in the Plan. If you want this service, at the time of enrollment, check the "Share Safekeeping Only" box on the Authorization Card. You may join the Share Safekeeping Service at any time after enrollment by completing a Safekeeping Deposit Form.

     To participate in the Share Safekeeping Service, you must complete and return a Safekeeping Deposit Form, along with all Common Stock certificates to be deposited, to the Company by registered, insured mail. The certificates should not be endorsed.

13.   What  Are  My Options Under The Plan To Purchase  Common
      Stock?

     As more fully described herein, you may purchase Common
Stock through:

     (a) automatic reinvestment of the quarterly Dividends on all Shares of Common Stock and investment of any Optional Cash Payments made by such participant;

     (b) partial Dividend reinvestment and investment of any Optional Cash Payments:

           (i)   If you are holding certificated Shares,
                 you may designate the number of certificated
                 Shares for which the quarterly Dividend will be paid to you by check or electronic deposit. The balance of the Dividend on your certificated Shares will be reinvested.

          (ii) If your Shares are held in book-entry form, you may designate the number of Shares for which you would like to receive a Dividend by check or electronic deposit. The quarterly Dividend for the Balance of your Plan Shares will be reinvested.

         (iii)   If you are partially reinvesting your
                 Dividends, held in either book-entry or certificate form, you may invest through Optional Cash Payments.

     (c) investment of Optional Cash Payments only, subject to certain limitations.

14.  What Are My Plan Options?

     The following is a summary of the Plan options available to Participants holding certificated and/or book- entry
Shares:

                                  Participants Holding Shares in the Form of
                                  Certificated and                Book-Entry
ELIGIBLE PLAN OPTIONS             Book-Entry Shares              Shares Only
100% Dividend Reinvestment               Yes                         Yes
Partial Reinvestment                     Yes                         Yes
0% (zero percent) Dividend
  Reinvestment                            No                         Yes
Purchase Additional Shares with
  Optional Cash Payments                 Yes                         Yes
Sell Shares                              Yes                         Yes
Deposit Certificates for Safekeeping     Yes                         N/A
Transfer Shares                          Yes                         Yes
Obtain Stock Certificates for
  Book-Entry Shares held by
    Administrator                        Yes                         Yes

It is the policy of the Company to encourage Participants to reinvest their Dividends and to hold Shares in Book-Entry form, therefore, Participants holding certificated shares must invest all or a portion of their Dividends and are not eligible for 0% Dividend Reinvestment.

15.  May I Change My Plan Options?

     Yes. You may change your Plan options of participation, i.e., Dividends fully reinvested, Dividends partially reinvested or Optional Cash Payments, at any time and from time to time by signing a new Authorization Card and returning it to the Administrator. The Company will accept notice only from you or from a person duly authorized in writing to act on your behalf. Any change with respect to reinvestment of Dividends must be received by the Administrator no later than five (5) business days prior to the Dividend Record Date for the Dividend payment as to which it is to be effective.

     Plan Participants may cease the reinvestment of their Dividends and elect to receive them, instead, by check or electronic deposit. No further action regarding their Shares is necessary. Such Participants may continue to buy Shares with Optional Cash Payments or sell some, or all, of their Shares, as desired.

16.  How Do I Sell Shares?

     You can sell all or part of your whole Shares held in your Plan account. The request to sell Shares should be made by using the tear-off portion of your account statement. You are required to maintain a balance of one full share or more or the Company may terminate your Plan account.

     An independent broker, not an affiliate of the Company, designated by the Administrator will sell Plan Shares for the Plan in the open market. Sales for Plan Participants are made as soon as practicable after receipt by the Company of a properly completed request and are generally made at least once a week on the open market at prevailing market prices. Sales will be made not more than two weeks after receipt of a sale request. When you sell your Shares, the price per share that you will receive is the average price of all Shares sold by the Administrator on that day, less your proportionate share of the brokerage commission, transfer taxes, if any, and withholding tax, if any.

     IES CANNOT GUARANTEE THAT SHARES WILL BE SOLD ON ANY
SPECIFIC DAY OR AT ANY SPECIFIC PRICE.

17.  How Do I Discontinue Reinvesting my Dividends?

     You may discontinue reinvestment of Dividends in the Plan at any time by notifying IES in writing no later than five (5) business days prior to the next Dividend Record Date for the next Dividend Payment Date.

     You may elect to:

          (i) discontinue reinvestment of Dividends but continue to have all Shares held in Safekeeping by completing and returning a new Authorization
          Card indicating Share Safekeeping Only; or

          (ii) withdraw all Plan Shares held in book-entry, have a certificate issued for the withdrawn Shares and receive a cash dividend by check or electronic deposit; or

          (iii) sell all Plan Shares held in your Plan account.

18.  How Do I Terminate My Participation In The Plan?

     You withdraw from the Plan by:

          (i) withdrawing all Plan Shares held in book-entry, have a certificate issued for the withdrawn whole
          Shares, a check for any fractional shares and receive a cash dividend by check or electronic deposit; or

          (ii) selling all Plan Shares held in your Plan account.

     If you request a sale of Shares upon termination from the Plan, the Shares will be sold through an independent broker or, at the Company's sole discretion, purchased by the Company on behalf of the Plan. See Question 16 for more details. Terminations cannot be processed between Dividend Record Date and Dividend Payment Date.

19.  What Happens If The Company Has A Rights Offering, A
     Stock Split Or Pays A Stock Dividend?

     Any Dividends in the forms of Shares of stock and any Shares resulting from a stock split on Shares held of record by the Administrator will be added proportionately to your account. In the event that the Company makes available to its holders of Common Stock rights to subscribe to additional
Shares, debentures or other securities, the Administrator will sell the rights received on Shares held of record by it as Administrator and will invest the proceeds from their sale in additional Shares of Common Stock which will be credited proportionately to your account. If you wish, however, to be in a position to exercise such rights yourself, you may withdraw Shares credited to your account as provided herein.
The Administrator's sale of rights may require registration under the Securities Act of 1933.

20.  How Will Shares Held Under The Plan Be Voted At Meetings
     Of Shareholders?

     For each meeting of shareholders, all Shares credited to your account under the Plan will be voted by the Administrator in accordance with your instructions. Share for which instructions are not received will not be voted. A proxy card will be mailed to you representing the Shares of Common Stock held in your Plan account. If you dispose of all Shares registered in your name and participate in the Plan only through Optional Cash Payments, you will receive a separate proxy with regard to the Shares credited to the Plan account.

21.    What   Is   The  Responsibility  Of  The  Company   and
       Administrator?

     In administering the Plan, neither the Administrator nor any agent will be liable for any act done in good faith, or for any omission to act in good faith, including, without limitation, any claim of liability arising (a) with respect to the prices at which Shares are purchased or sold for your account and the times when such purchases or sales are made or (b) for any fluctuation in the market value after purchase or sale of Shares, or (c) for continuation of your account until receipt by the Company of written notice of termination or written evidence of your death. Nothing in the above paragraph shall be deemed to constitute a waiver of any rights that you might have under the Securities Act of 1933 or other applicable federal laws.

     The Company reserves the right to interpret and regulate the Plan. Participants should recognize that the Company cannot provide any assurance of profit or protection against loss on any Shares purchased under the Plan.

22.  May The Plan Be Changed?

     The Company reserves the right to amend, suspend, modify or terminate the Plan at any time. Notice of any such amendment, suspension, modification or termination will be sent to all Participants. Any uninvested funds held by the Administrator at the time of any suspension or termination of the Plan will be remitted by the Administrator to the Participants.
      __________________________________________________

                Federal Income Tax Consequences

     The following discussion of the Federal income tax consequences of participation in the Plan is provided for purposes of general information only and does not purport to be complete. The amount of Dividends paid by the Company is considered taxable income, even though reinvested under the Plan. The information return sent to you and the Internal Revenue Service at year-end will show as Dividend income the full amount of Dividends reinvested under the Plan, as well as Dividends paid directly to you, if any. For Federal income tax purposes, the cost basis of Shares of Common Stock acquired through the Plan on any given Investment Date will be determined by dividing the total of the Dividends reinvested net of taxes withheld, if any, and your Optional Cash Payments, if any, by the number of Shares of Common Stock, including fractional Shares, if any, acquired on your behalf by the Plan Administrator on that Investment Date.

     In the case of shareholders whose Dividends are subject to United States Federal income tax withholding, or backup withholding, the Administrator will reinvest Dividends less the amount of tax required to be withheld.

     The sale of Shares through the Plan will be reported to the Internal Revenue Service and you on Form 1099-B.

     You should consult your own tax advisor for advice applicable to your particular situation.

                        Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers or controlling persons of the Company pursuant to the provisions of the Company's Bylaws or Articles of Incorporation or under insurance policies of the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment of the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                   Legal Opinion and Experts

     The legality of the original issued Shares of Common Stock registered hereby has been passed upon for the Company by Stephen W. Southwick, Vice President, General Counsel & Secretary for the Company. Mr. Southwick owns Shares of Common Stock of the Company.

     The financial statements and schedules included in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are incorporated by reference herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.


                          THE COMPANY

      IES Industries Inc. (Industries) is a holding company, which is incorporated under the laws of the State of Iowa. The principal executive offices of Industries are located at IES Tower, 200 First Street S.E., Cedar Rapids, Iowa 52401 and
its  telephone  number  is  (319)  398-4411.       Industries'
wholly owned subsidiaries are IES Utilities Inc. (Utilities) and IES Diversified Inc. (Diversified). The non-utility operations of Industries are organized under Diversified. By virtue of its ownership of a utility subsidiary, Industries is a holding company under the Public Utility Holding Company Act of 1935, but claims an exemption from all provisions thereof except Section 9(a)(2) thereof. Utilities is engaged primarily in the generation, transmission and distribution of electric energy and the sale of natural gas and serves approximately 325,000 electric and 170,000 natural gas retail customers as well as 32 resale customers in more than 550 Iowa communities.

        PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

           The estimated expenses in connection with the issuance and distribution of the Common Stock are as follows:

     Registration Fee--Securities and Exchange Commission ...$ 3,526

     Attorney's Fees and Expenses............................$ 2,000

     Accountant's Fees and Expenses..........................$ 2,500

     Miscellaneous...........................................$   300

                 Total.......................................$ 8,326

Item 15. Indemnification.

      Section 490.851 of the Iowa Business Corporations Act ("IBCA") grants each corporation organized thereunder, such as the Registrant, the power to indemnify its directors and officers against liabilities for certain of their acts.
Section 6.1 of the Registrant's Bylaws, as amended, provides for indemnification of directors and officers of the Registrant to the full extent permitted by Section 490.851 of the IBCA. Section 6.1 further requires the Registrant to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the
Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted and incurred against such person in any such capacity or arising out of such person's status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the provisions of Section 6.1.
Section 2 of Article Ninth of the Registrant's Amended Articles of Incorporation, however, requires that the Registrant may, but is not required to, maintain such insurance.

     Section 490.832 of the IBCA permits corporations to adopt a provision in the articles of incorporation of each corporation organized thereunder, such as the Registrant, eliminating or limiting, with certain exceptions, the personal liability of a director of the corporation to its shareholders for monetary damages for certain breaches of fiduciary duty as a director. Section 1 of Article Ninth of the Amended Articles of Incorporation of the Registrant eliminates the personal liability of each director except for liability (I) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve any intentional misconduct or knowing violation of the law, (iii) any transaction from which the director derived an improper personal benefit or (iv) under Section 490.833 of the IBCA relating to liability for unlawful distribution.

      The foregoing statements are subject to the detailed provisions of Sections 490.832, 490.833 and 490.851 of the IBCA, Article Ninth of the Amended Articles of Incorporation of the Registrant and Section 6.1 of the Bylaws as Amended of the Registrant, as applicable.

      The Registrant's directors' and officers' insurance policies are designed to reimburse the Registrant for any payments made by it pursuant to the foregoing indemnification.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing premium, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnifications are against public policy as expressed in the Act and are therefore unenforceable.

Item 16. Exhibits.

     See Exhibit Index in Part II following Item 17.

Item 17. Undertakings.

     The undersigned Registrant hereby undertakes:

      (1)  To file, during any period in which offers or sales
are   being   made,   a  post-effective  amendment   to   this
Registration Statement:

          (i)    To include any prospectus required by Section
                 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent Post-Effective Amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, or Form S-8, and the information required to be included in a Post-Effective Amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining liability under the Securities Act of 1933, each such Post-Effective Amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3)   To  remove from Registration by means of  a  Post-
Effective Amendment any of the securities which remain unsold at the termination of the offering.

     (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         EXHIBIT INDEX

Exhibit Number                     List of Exhibits

      3                       Bylaws of Registrant, as
                              amended, dated November 2, 1994.

      5                       Opinion of Counsel as to the legality
                              of securities offered under the IES
                              Industries Inc. Dividend Reinvestment and
                              Stock Purchase Plan, including his consent.

     23 (a)                   Consent of Independent Public
                              Accountants, Arthur Andersen LLP.

     23 (b)                   Consent of Counsel (contained in
                              the Opinion of Counsel, Exhibit 5 hereto).

     24                       Power of Attorney (included in Part II
                              of the Registration Statement).

     99                       Authorization Card


                       POWER OF ATTORNEY

      Each person whose signature appears below authorizes Lee Liu, Blake O. Fisher, Jr. and Richard A. Gabbianelli, or any one of them to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement, including post-effective amendments, necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, which amendments may make such changes in such Registration Statement as the above-named attorneys, or any of them, may deem appropriate.

                          SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, State of Iowa, on the 12th day of December, 1994.

                      IES INDUSTRIES INC.



                                 By: /s/  Blake O. Fisher, Jr.
                                          Blake O. Fisher, Jr.,
                                          Executive Vice President
                                          & Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, such Registration Statement has been signed below on the 12th day of December, 1994, by the following persons in the capacities indicated:

    Signature                          Title

/s/       Lee Liu                Chairman of the Board, President &
          Lee Liu                Chief Executive Officer and Director
                                 (Principal Executive Officer)


/s/  Blake O. Fisher, Jr.        Executive Vice President & Chief
     Blake O. Fisher, Jr.        Financial Officer and Director
                                 (Principal Financial Officer)


/s/  Richard A. Gabbianelli      Controller & Chief Accounting Officer
     Richard A. Gabbianelli      (Principal Accounting Officer)


/s/  C.R.S. Anderson             Director
     C.R.S. Anderson


/s/  J. Wayne Bevis              Director
     J. Wayne Bevis


/s/  George Daly                 Director
     George Daly


/s/  G. Sharp Lannom, IV         Director
     G. Sharp Lannom, IV


/s/  Jack R. Newman              Director
     Jack R. Newman


/s/  Robert D. Ray               Director
     Robert D. Ray


/s/  David Q. Reed               Director
     David Q. Reed


/s/  Henry Royer                 Director
     Henry Royer


/s/  Robert W. Schlutz           Director
     Robert W. Schlutz


/s/  Anthony R. Weiler           Director
     Anthony R. Weiler